LEASE
Between
580 WINTER STREET LIMITED PARTNERSHIP,
as LESSOR
and
HARTE-HANKS COMMUNICATIONS, INC.
d/b/a HARTE-HANKS COMMUNITY NEWSPAPERS, MASSACHUSETTS, as LESSEE
DATED AS OF MARCH 20, 1990

This Lease, dated as of March 20, 1990 (this "Lease"), is by and between 580 WINTER STREET LIMITED PARTNERSHIP, a Massachusetts limited partnership ("LESSOR"), and HARTE-HANKS COMMUNICATIONS,
INC., a Delaware corporation d/b/a HARTE-HANKS COMMUNITY NEWSPAPERS, MASSACHUSETTS ("LESSEE"). In consideration of the rent to be paid and the covenants to be performed by LESSEE, LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, the Leased Premises (as hereinafter defined), upon the terms and conditions hereinafter set forth,

1. LEASED PREMISES, (a) The leased premises, which are shown on the plan annexed hereto as Exhibit A (the "Leased Premises"), are a portion of the building owned by LESSOR and located at 580 Winter Street, Waltham, Middlesex County, Massachusetts (the "Building"). The Building, together with the land owned by LESSOR in connection with the Building, is hereinafter referred to as the "Property," The Building contains approximately seventy-eight thousand six hundred eighty (78,680) square feet of rentable floor area (the "Building Rentable Floor Area"), and the Leased Premises comprise approximately twenty-four thousand four hundred seventy-five (24,475) square feet on the first floor of the Building ("Lessee's Rentable Floor Area"), For purposes of this Lease, the term "Lessee's Proportionate Share" shall mean that percentage calculated by dividing Lessee's Rentable Floor Area, as it may be changed by amendment to this
Lease, by the Building Rentable Floor Area, Lessee's Proportionate Share as of the date of this Lease is thirty-one percent (31%), It shall be LESSOR's sole responsibility to ensure that the portion of the Leased Premises occupied by Thermo Electron Company as of the date of this Lease is vacated in a timely manner so as not to delay the Term Commencement Date (as defined in Section 4(a)
below).

(b) LESSEE shall have, as appurtenant to the Leased Premises, rights to use in common with others entitled thereto, (i) those common facilities in the Building, including common lobbies and walkways, and (ii) to the extent described in Section l(c) below, the public parking facilities provided for the
Building, LESSEE's use of the Leased Premises and the aforementioned appurtenant areas shall be subject to rules and regulations which have general applicability to tenants of the Building and of which Tenant is given notice (collectively, the "Rules and Regulations"). The initial Rules and Regulations are annexed as
Exhibit B to this Lease,

(c) LESSOR warrants that it will provide paved vehicular parking for the Building, lighted from dusk until dawn, in the areas shown on Exhibit A hereto,
LESSEE shall have the exclusive use of twenty (20) parking spaces in the front of the Building, as shown on said Exhibit A. and such spaces will be designated by signage or marking as being for LESSEE's sole use. LESSEE shall also have the non-exclusive use of seventy (70) additional parking spaces in the parking area located near the rear of the Building, which use shall be in common with other tenants of the Buiding. However, such 70 parking spaces at the rear of the Building shall include any spaces occupied by the trash dumpster described in
Section 3(c) hereof and any additional spaces utilized in connection with such dumpster,

2. INITIAL CONSTRUCTION. (a) LESSOR shall use its best efforts to complete, at its expense and prior to the Term Commencement Date (as defined in
Section 4 below), the following work (collectively, the "Initial
Improvements"):
(i) the improvements, modifications and other work to the Leased Premises and the Property described on the plan annexed hereto as Exhibit C (the "Plan") and
(ii) the itemized list of above-standard buildout requirements described in Exhibit D annexed hereto (the "Buildout List"). LESSOR agrees to complete the Initial Improvements at its cost and expense, in a neat and workmanlike manner, and in compliance with the Plan and the Buildout List, LESSOR further covenants that all such work shall be carried out in accordance with the requirements, orders, and limitations of all local, state or federal departments or bureaus having jurisdiction over the Property, and upon completion the Leased Premises may be used by LESSEE for the purposes set forth in Section 3(a) below, All permits and licenses and the necessary insurance required in connection with the
Initial Improvements are to be obtained and paid for by LESSOR.

(b) LESSOR shall complete, at its expense and prior to the Term Commencement Date, the production and installation of the signage as shown on Exhibit E annexed hereto, with the freestanding sign to be located as shown on Exhibit A hereto. The cost of producing and installing such signage shall be paid by LESSOR, but LESSEE shall reimburse LESSOR the amount of Five Thousand Dollars ($5,000) as an additional payment on the Term Commencement Date,

3. USE OF LEASED PREMISES, (a) LESSEE shall use the Leased Premises only for the purpose of manufacturing, sales and distribution of newspapers and/or advertising publications and the like, but LESSEE shall not use the Leased Premises for the printing of any newspapers and/or advertising publications or the like, LESSEE shall not permit any use of the Leased Premises which will adversely affect or make voidable or increase the cost of any insurance on the property of which the Leased Premises are a part, or any insurance on the contents of said property, or which may be contrary to any law or regulation from time to time established by appropriate authorities or casualty insurance underwriters (any such use being referred to as an "Adverse Use"), LESSEE shall on demand reimburse LESSOR and all other tenants of the Building for any extra insurance premiums caused by any Adverse Use. LESSEE shall not vacate the Leased Premises or permit them to be unoccupied other than during LESSEE's customary non-business days or hours, LESSEE shall not be deemed to be in default or to have vacated the Leased Premises prior to the end of the Term of this Lease notwithstanding that LESSEE has moved its facilities from the Leased Premises, if LESSEE continues to pay rent and perform its other obligations under this Lease,

(b) No trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any status, regulation, or ordinance in force in the city or town in which the Property is situated, No pet or other animal may be kept in the Leased Premises. LESSEE shall keep all LESSEE's employees working in the Leased Premises covered with Worker's Compensation Insurance, LESSEE agrees to use reasonable care in preventing damage to heating, ventilation and air conditioning equipment from harmful solvents, degreasers, chemicals, and the like, which may be used within the Leased Premises. No hazardous materials, hazardous wastes and chemical wastes, as such terms are defined under local, state and federal laws and regulations, shall be stored, treated or disposed of, or allowed to remain within the Leased Premises at any time except for those chemicals and other materials which are actually used by LESSEE in the production of photographic materials used in LESSEE's business operations. LESSEE shall bear the sole responsibility for storing, handling and disposing of such chemicals in accordance with local, state and federal regulations, including the procurement of any necessary permit or approval. LESSEE shall be solely responsible for any and all liabilities and damages associated with LESSEE's failure to comply with the provisions of this Section 3(b).

(c) Without express written approval from LESSOR, no goods, equipment, or things of any type or description shall be held or stored outside the Leased
Premises at any time except for (i) personal motor vehicles used by LESSEE or its employees or visitors (none of which shall be stored or kept outside the Leased Premises for more than one night), (ii) not more than two (2) pieces of equipment necessary for the handling of palletized materials (which shall be stored or kept when not in use in one or more locations behind the Building as may be specified by LESSOR) and (iii) a dumpster or a combination compactor/dumpster with a capacity of not more than thirty (30) cubic yards to service LESSEE's trash disposal needs, which dumpster (x) shall be placed near the rear of the Building in such location as shall be reasonably specified by LESSOR, (y) shall, if required by LESSOR, be covered and/or placed within an enclosure approved by LESSOR to provide visual shielding of such dumpster (provided, however, that any such requirement for an enclosure shall be reasonably consistent with similar requirements imposed upon other tenants of the Building), and (z) shall be emptied and maintained so as to comply with LESSEE's other obligations under this Lease. All costs associated with the dumpster, including the cost of constructing and maintaining any enclosure and the cost of trash removal, shall be LESSEE's sole responsbility. Except as expressly permitted by this Section 3(c), any such goods, equipment or things left or stored outside the Leased Premises without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR if not removed as soon as possible by LESSEE after notice by LESSOR. LESSEE agrees to pay all reasonable charges associated with said removal and any resulting storage or disposal,

(d) No curtains, blinds, shades, or screens, other than those furnished by LESSOR, shall be attached to, hung in or on, or used in connection with any exterior window, exterior door or exterior wall of the Leased Premises, if same shall be visible from the outside of the Building, without the prior written consent of LESSOR, which consent shall not be unreasonably withheld. No sign or display of any kind shall be attached to, hung in or on, or used in connection with any exterior window of the Leased Premises, and all window areas shall be kept clear of any materials visible from the outside of the Building, Notwithstanding the foregoing, LESSEE shall have the right to locate desks and other furniture adjacent to such window areas even if such furniture is visible from the outside the Building. However, LESSEE shall keep all window areas in a neat and orderly fashion and shall not locate designated storage areas adjacent to the window areas of any exterior walls. LESSEE shall not be obligated to obtain the approval of LESSOR for interior signs, except for those which may be located in common areas, and LESSEE shall not be obligated to obtain the approval of LESSOR for drapes, curtains or the like if not visible from the outside of the Building, Other than the signage described in Section 2(b) and Exhibit E hereto, interior and exterior signs on doors or any exterior wall of the Building, or any exterior freestanding sign, shall be painted, fabricated and/or installed or affixed for LESSEE by LESSOR or at LESSOR's direction, at the sole expense of LESSEE, and shall be of a size, color and style acceptable to LESSOR in its sole judgment and discretion.

(e) LESSOR warrants and covenants that the Leased Premises may be used for the purposes set forth in Section 3(a) above throughout the Term of this Lease and any extension thereof.

(f) LESSOR warrants and covenants that it will not lease, or consent to the assignment or subletting, or otherwise permit any other portion of the Property to be used by any person or other entity whose business would be the same as, or substantially similar to, any use permitted to be made by LESSEE pursuant to Section 3(a) above,

4. TERM. (a) Base Term, The base term of this Lease (the "Base
Term") shall commence at 12:01 A.M. on July 5, 1990 (the 'Term
Commencement Date,) provided that (i) by March 16, 1990, LESSEE has supplied its specifications for the Leased Premises to LESSOR and has mutually agreed with LESSOR upon the Initial Improvements and (ii) by March 20,
1990 LESSEE has executed and delivered this Lease; and the Base Term shall expire at midnight on August 31, 1995 unless sooner terminated pursuant to the terms of this Lease. If the conditions set forth in the preceding sentence have not been satisfied as of March 16, 1990 and March 20, 1990, respectively, the Term Commencement Date shall be postponed day by day until such conditions have been satisfied.

(b) Delay of Term Commencement Date, For purposes of this Lease, the term "Ready For Occupancy" shall mean that point in time at which (i) the Initial Improvements have been completed except for minor work such as would be reasonably expected to be noted on a routine punch list, (ii) the Leased Premises are available for LESSEE's occupancy and (iii) if a Certificate of Occupancy from the City of Waltham is required for the Leased Premises, the Initial Improvements and the Leased Premises have satisfactorily passed those inspections required for the issuance of such Certificate of occupancy (with the actual Certificate of Occupancy to be obtained as soon thereafter as possible with diligent efforts), At least fifteen (15) days before the Term Commencement
Date, LESSOR shall notify LESSEE whether the Leased Premises are expected to be
Ready for Occupancy on the Term Commencement Date (the "Readiness Notice").
If
LESSOR states in such notice that the Leased Premises are not expected to be Ready for Occupancy on the Term Commencement Date, the Term Commencement Date shall be postponed until the later of the date specified by LESSOR in such notice or that date which is fifteen (15) days after LESSOR shall have given a new notice to LESSEE that the Leased Premises are Ready for Occupancy, If LESSOR is not able to deliver possession of the Leased Premises Ready For Occupancy on the Term Commencement Date, and LESSOR has failed to so notify LESSEE at least fifteen (15) days prior thereto as set forth above, LESSEE shall not be obligated to take possession on the Term Commencement Date but shall have the option to postpone the Term Commencement Date for a period not to exceed fifteen
(15) days from the date that LESSEE is notified that the Leased Premises are Ready For Occupancy, If the Leased Premises are not Ready for Occupancy by August 5, 1990, LESSEE shall have the option, exerciseable by notice given to LESSOR by August 10, 1990, to terminate this Lease.

(c)     Extension Terms, Subject to the provisions set forth below in this
Section 4(b), LESSEE shall have the right and option to extend the term of this
Lease beyond the Base Term for two additional and separate terms of three (3) years each (the "Extension Terms") unless and until this Lease shall be sooner terminated pursuant to its terms. The first Extension Term shall commence on the date immediately succeeding the expiration date of the Base Term and shall end at midnight on the day immediately preceding the third anniversary of such commencement date (the "First Extension Term"), The second Extension Term shall commence on the date immediately succeeding the expiration date of the First
Extension Term and shall end at midnight on the day immediately preceding the third anniversary of such commencement date (the "Second Extension Term"),

(d)     Exercise of Option for Extension Terms, At least fifteen
(15) months before the end of the term then in effect, LESSEE shall give notice to LESSOR whether LESSEE intends to exercise its option for the First Extension Term or the Second Extension Term, as the case may be, If LESSEE gives notice of its intent to exercise such option (the "Extension Notice'), LESSOR shall designate the Base Rent for the First Extension Term or Second Extension Term, as the case may be, and the estimated Additional Rent for the first year thereof, by notice given to LESSEE (including information to support such designation of Base Rent) at least fourteen (14) months before the end of the term then in effect, Such Base Rent shall be determined as set forth in
Section 5(b) below, and Additional Rent shall be estimated by calculating, to the extent practicable, the Additional Rent that would have been payable during the annual period preceding the Extension Notice if the provisions of Section 6(c) below had been applicable to such period. Within one (1) month after receipt of such notice, LESSEE shall give notice to LESSOR (the "Reply Notice") whether LESSEE accepts such Base Rent, but if LESSEE does not accept it, LESSEE shall include with the Reply Notice the data and information supporting LESSEE's determination of such Base Rent, If LESSOR and LESSEE are not able thereafter to agree on such
Base Rent, LESSEE shall have the option, exerciseable by notice to LESSOR at least one (1) year before the end of the term then in effect, (i) to withdraw and cancel the Extension Notice (in which event LESSEE shall have no option to extend the Term of this Lease) or (ii) have such Base Rent determined by arbitration as set forth in Exhibit F annexed hereto (in which event this Lease shall be extended for the First Extension Term or the Second Extension Term, as the case may be, and no other instrument of renewal need by executed.

(e) Other Conditions for Extension Terms. If LESSEE fails to give the Extension Notice to LESSOR as specified in Section 4(d) above, LESSEE shall have no option to extend the Term of this Lease, In addition, if an Event of Default under this Lease shall have occurred and be continuing either at the time of the
Extension Notice or at any time thereafter during the Base Term or any Extension
Term, LESSOR shall have the option, exercisable by notice to LESSEE, to terminate such option, whereupon such option shall be void and of no further force or effect, If LESSEE does not exercise its option to extend the Term of this Lease for any Extension Term as provided in Section 4(d), or if such option is terminated as provided herein, then LESSOR shall have the right during the remainder of the Base Term or first Extension Term, as the case may be, to advertise the availability of the Leased Premises for reletting.

5. BASE RENT. (a) No Base Rent shall be payable for the first month of the Base Term, Thereafter, (i) for the next fifty-eight (58) months, LESSEE shall pay LESSOR, as base rent for the Base Term, the sum of Two Hundred Eighty-
One Thousand Four Hundred Sixty-Two and 50/100 Dollars ($281,462.50) per year, payable in advance in equal monthly installments of Twenty-Three Thousand Four Hundred Fifty-Five and 20/100 Dollars ($23,455.20), (ii) for the 60th month, no
Base Rent shall be payable, and (iii) for the 61st and 62nd months, the Base Rent shall be Twenty-Six Thousand Five Hundred Fourteen and 60/100 Dollars ($26,514.60), in each case on the first day in each calendar month, The first monthly payment of Base Rent shall be prorated for any portion of a month at the commencement of the term.

(b) LESSEE shall pay LESSOR, as annual base rent for any Extension Term, an amount equal to the greater of (i) Thirteen Dollars ($13,00) per square foot of Lessee's Rentable Floor Area, or (ii) the fair market rental value of the Leased Premises as determined in accordance with paragraph (a) of Exhibit F hereto, The payments of base rent required pursuant to this Section 5 are referred to in this Lease as "Base Rent," and all payments of Base Rent and Additional Rent (as defined in Section 6 below) shall be made to LESSOR in immediately available U.S. dollars at Eight Faneuil Hall Marketplace, Boston, Massachusetts 02109, or at such other place as LESSOR shall from time to time designate in writing.

6.      ADDITIONAL RENT. (a) LESSEE shall pay LESSOR, as additional
rent,   Lessee's Proportionate Share of the real estate taxes (or other payments
imposed by governmental authorities in the nature of or in lieu of real estate taxes) or betterments assessments levied against the Property, and LESSEE shall make such payment to LESSOR within twenty (20) days after notice from LESSOR that any installment of such taxes or betterments assessment has been paid to the appropriate taxing authority. Any such payment shall be prorated if this Lease terminates before the end of the tax period to which such payment relates.

(b) LESSEE shall also pay LESSOR, as additional rent, (i) during the first three (3) years after the Term Commencement Date, a monthly management fee equal to five percent (5%) of the Base Rent payable for such month by LESSEE,
(ii) thirty-one percent (31%) of LESSOR's payments under service contracts with independent contractors for services to the Building or the Leased Premises, provided that LESSEE's obligations under this clause (ii) shall not exceed One Thousand Five Hundred Dollars ($1,500) per year, and (iii) Lessee's Proportionate Share of LESSOR's expenses for electricity, gas, water, and sewer use charges not separately chargeable to other tenants of the Building.

(c) During any Extension Term, LESSEE shall pay LESSOR, as additional rent, Lessee's Proportionate Share of Lessor's Operating Expenses for any calendar year during such Extension Term, prorated for any portion of a calendar year occurring at the beginning and end of such Extension Term, For purposes of this Lease, the term "Lessor's Operating Expenses" shall mean those expenses of
LESSOR not separately chargeable to tenants of the Building and incurred in connection with the operation and maintenance of the Property, including: (1) electricity, water, gas, sewer and other utility charges not separately chargeable to tenants; (2) cost of maintenance and repairs, including engineering services, landscaping, grounds maintenance and snow removal; (3) payments under the service contracts with independent contractors, including security service; (4) payments for management services of not more than five percent (5%) of collected base rents from the Property; and (5) the cost of maintaining insurance on the Property.

(d) Any additional rent payments due by LESSEE shall be made within twenty (20) days after LESSOR shall have given LESSEE notice thereof, accomplished by a reasonable accounting, where applicable, of the determination of such additional rent.

(e) The payments of additional rent required pursuant to this Section 6 are referred to in this Lease as "Additional Rent").

7. NET LEASE: LATE PAYMENT. This Lease is intended to be a net lease, and the payments of Base Rent and Additional Rent by LESSEE shall be made without any offset, abatement or deduction whatsoever except as may be expressly provided for under the terms of this Lease, LESSEE shall pay interest at an annual rate of eighteen (18) percent, from the date due, for any installment of rent or other payment which is not received by LESSOR within seven (7) days after said due date.

8. OCCUPANCY. (a) If LESSEE takes possession of the Leased Premises prior to the Term Commencement Date, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession. LESSEE shall not remove LESSEE's goods or property from the Leased Premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent and other sums which may be due as of the date of any such removal. If LESSEE continues to occupy or control all or any part of the Leased Premises after the agreed termination date of this Lease without the written permission of LESSOR, all other terms of this Lease shall continue to apply except that LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR caused by such holding over, and rent shall be due on a prorated, per diem basis at a rate of one hundred fifty (150) percent of the Base Rent and Additional Rent which would otherwise be due under this Lease, LESSEE's control or occupancy of all or any part of the Leased Premises beyond midnight on the last day of any monthly rental period shall constitute LESSEE's occupancy.

(b) For purposes of this Lease, LESSEE will not be deemed to have taken possession of the Leased Premises if, prior to the Term Commencement Date, (i) LESSEE causes to have telephone wires and/or computer wires or the like installed throughout the Leased Premises, or (ii) LESSEE causes telephone equipment or computer equipment to be installed in the computer room as shown on
Exhibit C hereto. LESSEE shall have a right of access for such installation beginning June 5, 1990.

9. UTILITIES. LESSOR shall provide equipment sufficient to heat and cool the Leased Premises so that normal warm and cool temperatures are maintained throughout the Leased Premises, twenty-four (24) hours a day, seven
(7) days a week. LESSEE shall have access to all utilities servicing the Building, specifically including but not limited to water, heat and electricity, twenty-four (24) hours a day, seven (7) days a week. In addition, LESSOR agrees to provide outside lighting (including the parking area) and lighting in the common areas serving the Leased Premises so that said areas are lighted from dusk until dawn, The Leased Premises shall be separately metered for electricity usage within the Leased Premises, and if permitted by the applicable utility, LESSEE shall pay directly to the such utility all charges for electricity and gas used in the Leased Premises, If the applicable utility does not permit such direct payment, LESSEE shall pay LESSOR the amount of such charges within ten
(10) days after delivery to LESSEE of the applicable invoice for such charges from such utility, Except in an emergency situation, no plumbing, electrical, heating, ventilation or air conditioning work of any type shall be done without
LESSOR's approval and the appropriate municipal permit and inspector's approval,
Sewer for domestic type sanitary purposes (only) and water shall be supplied by
LESSOR, and the cost thereof shall be included in Lessor's Operating Expenses (as defined in Section 6(c) hereof.

10. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the Leased Premises and for the normal maintenance of all heating and cooling equipment, doors, locks, plumbing, electrical wiring, and the parking areas and exterior lighting fixtures but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or its agents, employees or visitors, LESSEE agrees to maintain at its expense all other aspects of the Leased Premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, normal wear and tear and damage by fire or other casualty only excepted.
Whenever necessary, LESSEE shall replace light bulbs, plate glass and other glass therein, acknowledging that the Leased Premises are in good order and the light bulbs and glass whole as of the Term Commencement

Date, LESSEE shall ensure that the Leased Premises and are kept in a neat and clean condition, depositing all waste in appropriate receptacles, and LESSEE shall be responsible, at its expense, for the cleaning of the Leased Premises and the removal of all its trash and waste from the Property, LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, Any increase in air conditioning equipment or electrical capacity, or any mechanical maintenance which is necessitated by some specific aspect of LESSEE's use of the Leased Premises shall be at LESSEE's expense unless included within the Initial Improvements or unless otherwise agreed to in writing by LESSOR, All maintenance provided by LESSOR shall,. to the extent practicable, be accomplished during normal business hours.

11. ALTERATIONS DURING THE TERM: GENERAL STANDARDS. (a) LESSEE shall not make structural alterations or structural additions of any kind to the Leased Premises, but may make non-structural alterations provided LESSOR consents thereto in writing, which consent shall not be unreasonably withheld, delayed or qualified, and the consent of LESSOR will be deemed given unless, within ton
(10) days after receiving a request for approval, LESSOR responds in writing to the contrary, Notwithstanding the foregoing, LESSEE shall have the right, without the consent of LESSOR but only after notice to LESSOR, to make non-structural alterations provided the alterations do not adversely affect the Building's appearance, its structural integrity, the Building systems, or other tenants, and the costs of any such alteration is less than Five Thousand Dollars
($5,000,00), All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the general standard within the Building, If LESSOR performs any services for LESSEE in connection with such alterations or otherwise, LESSOR's reasonable expenses related thereto shall be promptly paid after invoicing by LESSOR, LESSEE shall not permit any mechanics' liens or similar liens to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or improvements shall become part of the real estate and the property of LESSOR unless otherwise agreed to in writing by LESSOR at the time such alternatives or improvements are made (those alterations or improvements agreed to as belonging to LESSEE being referred to as "Lessee's Alterations"). Any alterations completed by LESSOR shall be 'building standard" unless noted otherwise, LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the Building so long as (i) said changes do not adversely affect or impact the business operations of LESSEE, (ii) the number of parking spaces provided for LESSEE under this Lease is not reduced and the location of the twenty (20) parking spaces in the front of the Building is not changed, and (iii) access to the Leased Premises is not impaired or made materially less convenient.

(b) All construction work required or permitted by this Lease, whether by LESSOR or LESSEE, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurers of the Building, Any such work being performed by or on behalf of LESSEE shall be coordinated with any work being performed by LESSOR and in such manner as to maintain harmonious labor relations and not to damage the Property (specifically including the computer system) or interfere with Building operation and, except for installation of furnishings, shall be performed by a general contractor licensed in Massachusetts or by other contractors or workmen, in each case first approved by
LESSOR. LESSOR's approval shall not be unreasonably withheld, delayed or qualified and shall be deemed given unless LESSOR responds in writing to the contrary within ten (10) days after reasonable information on such contractor or workmen has been supplied to LESSOR. Except for work by LESSOR's general contractor, LESSEE, before its work is started, shall (i) secure all licenses and permits necessary therefor; (ii) deliver to LESSOR a statement of the names and business addresses of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; (iii) cause each contractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees, together with comprehensive public liability insurance with limits of at least $2,000,000 comprehensive single limit and property damage insurance with limits of at least
$500,000 (all such insurance to be written insuring LESSOR AND LESSEE as well as the contractors); and (iv) deliver to LESSOR certificates of all such insurance,
LESSOR agrees that no such certificate shall be required in connection with LESSEE's initial leasehold improvements in the Leased Premises.

12. ASSIGNMENT OR SUBLEASING. (a) LESSEE shall not assign this Lease or sublet or allow any other firm or individual to occupy the whole or any part of the Leased Premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed so long as (i) such assignment or sublease shall be for a term expiring on or before the expiration of the Term of this Lease then in effect, (ii) LESSEE shall have disclosed to LESSOR the financial terms of the proposed sublease or assignment and (iii) LESSEE shall have provided LESSOR with such information on the proposed assignee or sublessee as LESSOR Shall have reasonably requested, and LESSOR shall have determined, in its judgment reasonably exercised, that the use of the Leased Premises by the proposed assignee or sublessee is not incompatible with the other uses in the Building and that the proposed assignee or sublessee is at least as creditworthy as LESSEE was on the Term Commencement Date, In lieu of giving its consent, LESSOR shall have the option to enter into a direct lease with the proposed sublessee or assignee on substantially the same terms and conditions as are contained in this Lease, except for rent, which shall be as set forth in LESSEE's disclosure of financial terms to LESSOR, LESSOR shall exercise such option by notice given to LESSEE within three (3) weeks after the information described in clause (iii) above has been supplied to LESSOR, but in no event shall LESSOR be required to exercise such option until one (1) week after the information described in clause

(ii)    above has also been supplied to LESSOR, If LESSOR exercises such
option, this Lease shall terminate on the effective date of such        new
lease, If
LESSOR does not exercise such option, LESSEE shall be entitled to proceed with its sublease or assignment, but only with the same party and on the same terms and conditions as were disclosed to LESSOR.

(b) If LESSEE enters into a sublease as permitted under Section 12(a) above, LESSEE and any guarantor of this Lease shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease unless released from such obligations by LESSOR in writing, Without LESSOR's consent, but only after at least ten (10) days advance notice to LESSOR, LESSEE may assign this Lease or sublet all or any portion of the Leased Premises to or permit occupancy of the Leased Premises to or permit occupancy of the Leased Premises or any portion thereof by, an affiliated person or affiliated entity. For purposes of this Section, the term affiliated person" shall mean any person who ownes more than a twenty-five percent (25%) interest in LESSEE, and the term 'affiliated entity" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by, or is under common control with, LESSEE, The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity through ownership of voting securities.

13. SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter secured by the Property or any portion thereof, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages or other such instruments in the nature of a mortgage, provided that (i) the mortgagee or holder of any other instruments in the nature of a mortgage shall execute a non-disturbance agreement in favor of LESSEE to provide that in the event of the foreclosure of such mortgage, LESSEE's rights under this Lease shall not be affected so long as LESSEE continues to pay the rent provided for in this Lease and otherwise complies with the terms and provisions hereof, and
(ii) the lien of such mortgage shall not cover any of LESSEE's personal property or any of the LESSEE's fixtures, furnishings, alterations or improvements which
LESSEE is permitted to remove from the Leased Premises pursuant to the terms of this Lease, In confirmation of such subordination, LESSEE shall execute promptly any agreement which LESSOR or its mortgagee may request with respect thereto, If LESSEE fails, neglects or refuses to do so within seven (7) days after written request therefor from LESSOR or the mortgagee, LESSOR shall have the right and is hereby authorized to execute any such instrument on behalf of LESSEE.

14. LESSOR'S RESERVATIONS AND ACCESS, (a) LESSOR reserves the right from time to time, without unreasonable interference with LESSEE's use of the Leased
Premises and upon at least twenty-four (24) hours telephonic or written notice in non-emergency situations: (i) to install, repair, replace, use, maintain and relocate for service to the Leased Premises and to other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building, and (ii) to alter or relocate any other common facility, provided that the substitutions are substantially equivalent to or better than such common facility before its alteration or relocation, Installations, replacements and relocations referred to in this Section shall be located, to the extent practicable, in the core areas, above ceiling surfaces, below floor surfaces or within the perimeter walls of the Building.

(b) LESSOR or agents of LESSOR may at reasonable times enter to view the Leased Premises and may remove any signs not approved and affixed as herein provided, and may make repairs and alterations which LESSEE is required but has failed to do, and may show the Leased Premises to others within one year prior to the end of the term of this Lease unless LESSEE's option with respect to the
Expansion Space has been exercised and is in effect under the terms of this Lease.

15. LIABILITY: INSURANCE. (a) From and after the date upon which LESSEE takes occupancy, LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths, personal injuries or property damage occurring in or on the Leased Premises (including any extension thereof) from whatever cause arising out of the use, control, condition or occupation of the Leased Premises by LESSEE; and
LESSEE agrees to indemnity and save harmless LESSOR from any and all liability, reasonable expense, direct (but not consequential) damage, causes of action, suits, claims or judgments caused by or in any way arising out of any such matter, except for death, personal injuries or property damage resulting from the negligence of LESSOR or its agents. LESSOR agrees to indemnify and hold LESSEE harmless from any and all liability, reasonable expense, direct (but not consequential) damage, causes of action, suits, claims or judgments caused by LESSOR's negligence or the negligence of its agents or employees. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE and LESSOR against any claims arising out of the matters described in the foregoing sentence, such policy to insure LESSEE and LESSOR against any claim up to Three Million ($3,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million ($1,000,000) Dollars against any claim for damage to property, LESSOR shall be included in such policy as a named insured, LESSEE will promptly file with LESSOR certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies, All such insurance certificates shall provide that such policies shall not be cancelled or the coverage thereunder reduced without at least ten (10) days prior written notice to each insured named therein.

(b) Unless caused by the negligence of LESSOR or its agents or employees, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficults, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any cause beyond LESSOR's immediate control.

(c) If the Leased Premises are rendered untenantable for a period of three (3) or more consecutive days due to the unavailability of utility services to be provided by LESSOR, then LESSEE shall be entitled to a pro-rata abatement of rent until such time as said services are restored.

l6.     FIRE, CASUALTY, EMINENT DOMAIN.  If a substantial portion of the
Leased Premises or the Property is substantially damaged by fire or other casualty, or is taken by eminent domain, LESSOR shall have the option to terminate this Lease by giving notice of termination to LESSEE within thirty
(30) days after such casualty or taking has occurred.  When such fire, casualty,
or taking renders the Leased Premises unsuitable for their intended use, a just
and proportionate abatement of rent shall be made; and LESSEE may elect to terminate this Lease if (a) LESSOR fails to give written notice, within thirty
(30) days after such casualty or taking has occurred, of its intention to restore the Leased Premises, or (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within ninety
(90)
days after such casualty or taking. LESSEE's election must be exercised by notice given to LESSOR within twenty (20) days after the expiration of such 30-day or 90-day period, as the case may be. LESSOR reserves all rights for damages or injury to the Leased Premises and for any taking by eminent domain, except for any award or proceeds directly attributable to LESSEE's fixtures, equipment or other tangible personal property.

17. EVENTS OF DEFAULT: REMEDIES. (a) The occurence of any one or more of the following shall be an Event of Default under this Lease:

(i) LESSEE shall default in the payment of rent or any other sum due under the provisions of this Lease and such default shall continue for seven
(7) days after written notice thereof (provided, however, that LESSEE shall not be entitled to any such notice after notice has been given with respect to two other payment defaults within the prior twelve-month period);

(ii) LESSEE shall default in the observance or performance of any of LESSEE's other covenants, agreements, or obligations under this Lease, and such default shall continue for fifteen (15) days after written notice thereof, provided, however, that if LESSEE has begun to cure such default within such 15-day period and continues thereafter to attempt to cure such default with diligent efforts, LESSEE shall have such additional period of time, not to exceed an additional fifteen (15) days, as shall be required to cure such default;

(iii) LESSEE vacates the Leased Premises or permits them to be unoccupied in the normal conduct of LESSEE's business for more than ten (10) consecutive days (or six (6) consecutive months so long as LESSEE continues to pay all rent and perform all of its other obligations under this Lease); or

(iv) LESSEE shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE's property for the benefit of creditors.

(b) During the continuance of an Event of Default, LESSOR shall have the right (i) without demand or further notice, to re-enter and take complete possession of the Leased Premises and to remove and store LESSEE's effects, at LESSEE's expense and without being guilty of any manner of trespass and without prejudice to any other remedies LESSOR may have, and (ii) upon notice to LESSEE, to declare the term of this Lease ended, in which event the entire balance of Base Rent which would otherwise accrue under this Lease (the "Rent Balance") shall become immediately due and payable. However, if LESSEE pays the Rent Balance to LESSOR, and if during the remainder of the term then in effect.

LESSOR relets the Leased Premises or any portion thereof, at the end of such term LESSOR shall credit and pay LESSEE the amount of Base Rent paid to LESSOR with respect to the Leased Premises during the remainder of such term, after deducting all LESSOR's expenses in connection with such reletting, including, without limitation, all repossession costs and brokerage commissions, LESSEE agrees that LESSOR in its sole discretion may relet the Leased Premises or any portion thereof, for a term or terms which may at LESSOR's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the applicable term, and for such consideration or rent as LESSOR solely shall determine, Although LESSOR agrees to use reasonable efforts to relet the Leased Premises, LESSOR shall have no liability or obligation to LESSEE in the event the Leased Premises or any portion thereof are not relet.

(c) LESSOR, without being under any obligation to do so and without thereby waiving any Event of Default, may, however, remedy same for the account and at the expense of LESSEE, If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred plus interest at the rate of eighteen (18) percent per annum and costs, shall be paid to LESSOR by LESSEE as additional rent, Any sums received by LESSOR shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent, Notwithstanding the foregoing, LESSEE agrees to pay reasonable attorney's fees incurred by LESSOR in enforcing any and all obligations of LESSEE under this Lease at any time.

(d) No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty,

18. SURRENDER. LESSEE shall at the expiration or other termination of this Lease remove all of LESSEE's goods and effects from the Leased Premises. LESSEE shall deliver to LESSOR the Leased Premises and all keys and locks thereto, and other fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the Leased Premises (except for Lessee's Alterations, as defined in Section 11(a) hereof), including but not limited to any permanent partitions, floor coverages (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and duct work of any type, exhaust fans or heaters, burglar alarms, telephone wiring, wooden or metal shelving which has been bolted, welded or otherwise attached to the Building, air or gas distribution piping, counters attached to walls or floors, electrical fixtures, and electrical switchboards, power panels or similar electrical equipment. LESSEE shall deliver the Leased Premises broom clean and in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted, In the event of LESSEE's failure to remove any of LESSEE's property from the Leased Premises within one (1) day after the expiration or other termination of this Lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property, all of which shall be conclusively deemed to have been abandoned. In no case shall the Leased Premises be deemed surrendered to LESSOR until the expiration date provided herein or such other date as may be specified in a written agreement between the parties.

19. NOTICES; OTHER COMMUNICATION. Any notice or other communication given or made pursuant to this Lease (a "Communication") shall be in writing and shall be hand delivered or sent either (i) through the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage, (ii) by means of an express delivery service if it obtains a written receipt to confirm delivery, or (iii) by means of a facsimile transmission if a written acknowledgment of receipt is confirmed by facsimile transmission or otherwise, Each Communication shall be effective upon the receipt thereof by the addressee or its agent. Rejection or refusal to accept or inability to deliver because of change of address of which no notice was given as provided herein shall be deemed to be receipt of the Communication sent. By giving to the other party hereto at least twenty (20) days notice thereof, any party hereto shall have the right from time to time to change its address for purposes of this Lease to any other address within the continental United States of America. Until notice of change of address as aforesaid, each such Communication shall be addressed, if to LESSOR, at Eight Faneuil Hall Marketplace, Boston, Massachusetts 02109 (Attention: Richard Sandberg), and if to LESSEE, (i) prior to the Term Commencement Date, at 420 Washington Street, Dedham, Massachusetts 02026 (Attention: Helen Cochran) and (ii) after the Term Commencement Date, at the Leased Premises (Attention: Helen Cochran).

20. BROKERAGE. LESSEE represents and warrants that it has dealt with no broker in connection with this transaction other than Coldwell Banker. LESSEE agrees to defend, indemnify and save LESSOR harmless from and against any and all claims for a commission arising out of this Lease, other than from such broker, and LESSOR agrees to pay the commission of such broker arising out of this Lease.

21.     GENERAL PROVISIONS.

(a) The invalidity or unenforceability of provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof.

(b) The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) No action or proceeding, regardless of form, arising out of the subject matter of this Lease shall be brought by LESSOR or LESSEE more than one year after the cause of action has occurred, of if later, one year after the claiming party knew or should have known of the events giving rise to such cause of action.

(d) If LESSOR or LESSEE is acting under any partnership or corporation, the obligations of LESSOR or LESSEE, as the case may be, shall be binding upon the partnership or corporation but not individually upon any partner, officer, corporate officer or shareholder of the partnership or corporation.

(e) This Lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof.

(f) This Lease, when executed by both parties shall constitute the entire agreement between said parties, No other verbal or written representation shall have any effect hereon, and this Lease may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein.

(g) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the Leased Premises for LESSEE's intended use.

(h)     LESSEE hereby grants to LESSOR a continuing security interest for
all sums of money becoming due hereunder upon all existing      or hereafter
acquired property of LESSEE in the Leased Premises. Upon default under this Lease, LESSOR, in addition to all other remedies provided herein or by law, will have all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property herein described. LESSEE also agrees to execute a UCC-1 Financing Statement, or other financing agreement as may in LESSOR's opinion be necessary to perfect or continue the security interest herein created.

(i) LESSOR and LESSEE will execute and deliver a recordable notice of lease with respect to this Lease, and all recording charges shall be paid by LESSEE.

(j) Within ten (10) days after written request by LESSOR, LESSEE shall deliver to LESSOR an estoppel certificate, in such form as may be required by any mortgagee or prospective mortgagee of the Property, setting forth factual information concerning this Lease and LESSEE's tenancy hereunder.

22. RIGHT OF FIRST REFUSAL. During the Base Term or the First Extension Term, provided that LESSEE is not then in default under this Lease, LESSOR shall not lease any space abutting or contiguous to the Leased Premises and containing five thousand (5,000) square feet or less (the "Additional Space") at any time except in compliance with the following provisions of this Section 22, LESSOR shall give notice to LESSEE that such Additional Space has or will become available (the "Availability Notice"), and the Availability Notice shall include
LESSOR's determination of the fair market rental value for the Additional Space, calculated as set forth in paragraph (a) of Exhibit F hereto, Within two (2) weeks after receipt of the Availability Notice, LESSEE shall give notice to LESSOR (the "First Refusal Notice") whether LESSEE is interested in leasing the
Additional Space. If LESSEE declines interest in leasing the Additional Space, or if LESSEE expresses such interest but LESSOR and LESSEE shall not have executed an appropriate amendment to this Lease for the Additional Space within three (3) weeks after the giving of the First Refusal Notice, LESSOR shall be entitled to lease the Additional Space to any other party on terms acceptable to
LESSOR and such other party, However, if a lease or lease amendment for the Additional Space with such other party is not executed within six (6) months after the First Refusal Notice was given, the provisions of this Section 22 shall once again apply to any leasing of the Additional Space.

IN WITNESS WHEREOF, LESSOR AND LESSEE, intending to be legally bound hereby, have caused this Lease to be executed by their respective duly authorized officers or partners, as the case may be, as of the day and year first above written,

LESSOR:
580 WINTER STREET LIMITED PARTNERSHIP
By its General Partner,
Kullenberg Development Inc.

By:             /s/
Its President

LESSEE:

HARTE-HANKS COMMUNICATIONS, INC.
(d/b/a HARTE-HANKS COMMUNITY
NEWSPAPERS, MASSACHUSETTS)

By:             /s/
Its Publisher

and

By:             /s/
Its Senior Vice President; Secretary

FIRST AMENDMENT OF LEASE

TIES AGREEMENT, made this / day of September, 1992, by and between 580
Winter Street Limited Partnership, a Massachusetts limited partnership having a usual place of business at 30 Federal St., Boston, Massachusetts ("Landlord"), and Harte Hanks Communications, Inc., a Delaware Corporation d/b/a Harte-Hanks Community Newspapers, Massachusetts ("Tenant") having a usual place of business at 580 Winter Street, Waltham, Massachusetts.

WITNESSETH THAT:

WHEREAS, Landlord has leased to Tenant and Tenant has hired from Landlord a portion of the first floor of the building located at 580 Winter Street, Waltham, Massachusetts, all as more particularly described and set forth in a certain Lease Agreement dated March 20, 1990 (the "Lease").'

WHEREAS, the parties wish to add additional rental area to the Premises, subject to the terms and conditions hereof;

NOW, THEREFORE, for the good and valuable consideration by each party paid to the other, and in further consideration of the foregoing premises and the mutual obligations set forth herein, the parties hereby agrees as follows:

1. All capitalized words or terms used in this Agreement shall have the same meaning as in the Lease unless otherwise specifically provided herein.

2. The area of approximately 1,259 usable square feet on the first floor of the Building shown on the plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the "Expansion Area") shall be added to and included in the Leased Premises and shall become subject to all terms and conditions of the Lease as fully as if it had originally been part of the Leased
Premises, except as otherwise herein provided. As a result of the addition of the Expansion Area, the Leased Premises leased by Tenant shall consist of approximately 25,734 square feet of Rentable Floor Area on the first floor.

3. The Base Rent is hereby amended to include also the additional rentable square footage of the Expansion Area with an increase of the Base Rent for the Base Term of Eight Thousand Eight Hundred and Thirteen Dollars ($8,813.00) per year payable in advance in equal monthly installments of Seven Hundred and Thirty Four Dollars ($734.42) The Rent Commencement Date for the Expansion Area shall be September 1, 1992.

4. Tenant accepts the Expansion Area in present conditions as is, without any Improvement required by Landlord.

Except as modified by this Agreement, the Lease is hereby ratified and confirmed. Unless the context requires otherwise, all terms used herein shall be construed in conformity with the applicable provisions of the Lease.


In witness whereof, Landlord and Tenant have executed this instrument under seal as of the day and year first above written.


WITNESS:                                        LANDLORD: 580 Winter Street
Limited Partnership



TENANT:                                 By:     Kullenberg Development Inc.
Harte Hanks Communications, Inc.                general partner
(d/b/a Harte Hanks Community
Newspapers, Massachusetts)

By:             /s/                      By:             /s/
Lars Borgwing
President

SECOND AMENDMENT OF LEASE

THIS AGREEMENT, made this 3rd day of October, 1994, by and between 580 Winter Street Corp., a Massachusetts Corporation having a usual place of business at 30 Federal St., Boston, Massachusetts (successor-in-interest to 580
Winter Street Limited Partnership) (the "Landlord"), and Harte Hanks Communications, Inc., a Delaware Corporation d/b/a Harte-Hanks Community Newspapers, Massachusetts (the "Tenant") having a usual place of business at 580
Winter Street, Waltham, Massachusetts.

WITNESSETH THAT:

WHEREAS, Landlord has leased to Tenant and Tenant has hired from Landlord a portion of the first floor of the building located at 580 Winter Street, Waltham, Massachusetts, consisting of approximately 25,734 square feet of rentable floor area, all as more particularly described and set forth in a certain Lease Agreement dated March 20, 1990, as amended by First Amendment of Lease dated September 1, 1992. (the "Lease"); and

WHEREAS, the Tenant wishes to extend the term of the Lease for the First Extension Term subject to the terms and conditions hereof,

NOW, THEREFORE, for the good and valuable consideration by each party paid to the other, and in further consideration of the foregoing premises and the mutual obligations set forth herein, the parties hereby agrees as follows:

1. All capitalized words or terms used in this Agreement shall have the same meaning as in the Lease unless otherwise specifically provided herein.

2. Landlord hereby acknowledges that Tenant has exercised its right to extend the term of the Lease with respect to Tenant's existing space and the First Extension Term. The Lease shall be automatically so extended at the expiration of the Base Term unless the Lease shall have been sooner terminated pursuant to its terms. The first Extention Term should commence on July 11, 1995 and end on July 10, 1998.

3. The annual Base Rent for the Leased Premises for the First Extension Term shall be at the annual rate of $13.00 per rentable square foot. ($334,542.00 per annum or $27,878.50 per month.)

4. Tenant shall also pay during the First Extention Term additional rent as set forth in Section 6 of the Lease; provided however, the charge for management service in Section 6 (c) (4) shall be at an annual rate of $0.45 per rentable square foot ($11,580.30).

Except as modified by this Agreement, the Lease is hereby ratified and confirmed. Unless the context requires otherwise, all terms used herein shall be construed in confirmity with the applicable provisions of the Lease.

In witness whereof, Landlord and Tenant have executed this instrument under seal as of the day and year first above written.


TENANT          LANDLORD: 580 Winter Street Corp.
Harte Hanks Communications, Inc. (d/b/a Harte Hanks Community Newspapers, Massachusetts

By:             /s/

By:             /s/